                             SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement        / /  Confidential, for use of the
/X/  Definitive Proxy Statement              Commission only (as permitted
/ /  Definitive Additional Materials         by Rule 14a-6 (e) (2))
/ /  Soliciting Material Pursuant to
     Rule 14a-11 (c) or Rule 14a-12

                             SUPREME INDUSTRIES, INC.
______________________________________________________________________________
              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11
     (1)  Title of each class of securities to which transaction applies.
     (2)  Aggregate number of securities to which transaction applies.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set fourth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction.
     (5)  Total fee paid.

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and indentify the filing for which the offsetting fee was paid previously. Indentify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid.
     (2)  Form, Schedule or Registration Statement No.
     (3)  Filing Party.
     (4)  Date Filed.


                           SUPREME INDUSTRIES, INC.
                             65140 U.S. 33 East
                               P.O. Box 237
                             Goshen, IN  46528
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held May 12, 1998


To Shareholders of
SUPREME INDUSTRIES, INC.:

The annual meeting of shareholders of Supreme Industries, Inc.
(the "Company") will be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana on May 12, 1998 at 10:00 a.m. Eastern Standard Time for the following purposes:

1. To elect nine directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors; and

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement. Only shareholders of record at the close of business on March 18, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid. You may revoke the proxy at any time before the commencement of the meeting.


                                         By Order of the Board of Directors


Goshen, Indiana                          William J. Barrett
March 30, 1998                           Secretary


IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.


                          SOLICITATION OF PROXIES

This Proxy Statement and accompanying Proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Supreme Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana, 10:00 a.m. Eastern Standard Time on May 12, 1998, or at any adjournment thereof. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company's shareholders on or about March 30, 1998.

The expense of proxy solicitation will be borne by the Company. Although solicitation is to be made primarily through the mails, the Company's officers and/or employees and those of its transfer agent may solicit proxies by telephone or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation. Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company's common stock, and in such event the Company will reimburse them for all accountable costs so incurred.

A copy of the Annual Report to Shareholders of the Company for its fiscal year ended December 31, 1997, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.


                      RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on March 18, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,850,177 shares of Class A Common Stock and 1,546,773 shares of Class B Common Stock of the Company issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting with respect to matters upon which both classes of Common Stock are entitled to vote.


                      ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the meeting to elect a Board of Directors and to ratify the selection of Coopers & Lybrand L.L.P. as independent auditors.
The proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no directions are specified will be voted for the election of directors named herein, and otherwise in accordance with the judgment of the persons designated as proxies. Any person executing the enclosed proxy may neverless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date. Futhermore, such person may nevertheless elect to attend the meeting and vote in person, in which event, the proxy will be suspended.


The Company's Certificate of Incorporation authorizes two classes of $.10 par value Common Stock (designated Class A and Class B) as well as one class of $1.00 par value preferred stock. No shares of the preferred stock are outstanding. In voting on all matters expected to come before the meeting, a shareholder of either Class A or Class B Common Stock will be entitled to one vote, in person or by proxy, for each share held in his name on the record date, except that the holders of Class A Common Stock shall by entitled to elect the number (rounded down) of directors equal to the total number of directors to be elected divided by three, i.e., three directors, and the holders of Class B Common Stock shall be entitled to elect the remaining directors. The election of three directors by the holders of the Class A Common Stock requires the affirmative vote of a majority of the shares of Class A Common Stock represented in person or by proxy at a meeting at which a majority of the outstanding Class A shares is present. The Company's Certificate of Incorporation prohibits cumulative voting. Ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person or by proxy, at the annual meeting.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to Management to be the beneficial owners as of March 18, 1998 of more than five percent of the Company's Class A or Class B Common Stock. Such tabulation also sets forth the number of shares of the Company's Class A or Class B Common Stock beneficially owned as of March 18, 1998 by all of the Company's directors and nominees (naming them) and all directors and officers of the Company as a group (without naming them). Persons having direct benefical ownership of the Company's Common Stock possess the sole voting and dispositive power in regard to such stock. Class B Common Stock is freely convertible on a one-for-one basis into an equal number of shares of Class A Common Stock, and ownership of Class B shares is deemed to be beneficial ownership of Class A shares under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. As of March 18, 1998, there were 8,850,177 Class A shares and 1,546,773 Class B shares outstanding.

The following tabulation also includes Class A shares covered by options granted under the Company's 1992 Stock Option Plan, which options are
collectively referred to as "Stock Options".   The Stock Options have no
voting or dividend rights.


Name and Address                           Amount and Nature of      Percent
of Beneficial Owner        Title Class    Beneficial Ownership of   Class (1)
______________________________________________________________________________
Massachusetts Mutual         Class A             738,058               8.3%
Life Ins. Co.
1295 State Street
Springfield, MA  01111

MassMutual Corporate         Class A             519,747               5.9%
Investors
1295 State Street
Springfield, MA  01111

Wilen Management             Class A             657,453               7.4%
Corporation
2360 West Joppa Road
Lutherville, MD  21093

Wellington Management        Class A             790,885               8.9%
Company
75 State Street
Boston, MA  02109

Thomas Cantwell              Class A             544,635 (6)           5.8%
3949 Ann Arbor Dr.           Class B             522,868              33.8%
Houston, TX  77063

Herbert M. Gardner           Class A             630,006 (3)(6)        6.8%
26 Broadway, Suite 815       Class B             388,856 (3)          25.1%
New York, NY  10004

William J. Barrett           Class A             904,755 (4)(6)        9.7%
26 Broadway, Suite 815       Class B             455,405 (4)          28.8%
New York, NY  10004

Omer G. Kropf                Class A             434,315 (2)           4.9%
16500 County Road 38
Goshen, IN  46528


Name and Address                           Amount and Nature of      Percent
of Beneficial Owner        Title Class    Beneficial Ownership of   Class (1)
------------------------------------------------------------------------------
Robert J. Campbell           Class A             106,133 (5)(6)        1.2%
1304 Summit Avenue, Suite 2  Class B              36,815               2.4%
Plano, TX  75074

Rice M. Tilley, Jr.          Class A              20,882 (2)             *
3200 Bank One Tower
500 Throckmorton
Fort Worth, TX  76102

Robert W. Wilson             Class A              35,684 (2)             *
16500 County Road 38
Goshen, IN  46528

H. Douglas Schrock           Class A              68,316                 *
P.O. Box 65
New Paris, IN  46553

Rick L. Horn                 Class A              13,964 (2)             *
16500 County Road 38
Goshen, IN  46528

All directors and officers   Class A           2,746,563 (6)          26.7%
as a group of (9) persons    Class B           1,393,944              90.1%

*  Less than 1%

(1) The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares beneficially owned by a person as a result of the ownership of Stock Options, or ownership of Class B Common Stock, were deemed to be currently outstanding solely with respect to the holders of such options or Class B shares.

(2) Includes the number of Class A Shares set forth opposite the persons named in the following table which shares are beneficially owned as a result of the ownership of Stock Options under the Company's 1992 Stock Option Plan.


                                              Incentive           Nonstatutory
                                            Stock Option          Stock Option
                                          ____________________________________
        Omer G. Kropf                           35,463                 -0-
        Rice M. Tilley, Jr.                      -0-                 12,127
        Robert W. Wilson                         7,900                 -0-
        Rick L. Horn                            13,964                 -0-
                                          ____________________________________
        All directors and officers as a group   57,327               12,127

(3) Includes 6,685 shares of Class A Common Stock and 40,312 shares of Class B Common Stock owned by Mr. Gardner's wife. Mr. Gardner has disclaimed beneficial ownership of these shares.

(4) Includes 58,187 shares of Class A Common Stock and 7,017 shares of Class B Common Stock owned by Mr. Barrett's wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

(5) Includes 296 shares of Class A Common Stock owned beneficially by Mr. Campbell's wife, as custodian for their children. Mr. Campbell has disclaimed beneficial ownership of these shares.

(6) Includes the number of shares of Class A Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Class B Common Stock, which Class B shares are freely convertible on a one-for-one basis into Class A shares.

Depositories such as The Depository Trust Company (Cede & Company) as of March 18, 1998 held, in the aggregate, more than 5% of the Company's then outstanding Class A voting shares. The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof. The Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company's outstanding voting securities.


                           ELECTION OF DIRECTORS

Nine directors are to be elected at the annual meeting of shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for the term of one year and until their successors are duly elected and have qualified. The Company's Board of Directors is currently comprised of nine members. Of the persons named below, Messrs. Tilley, Schrock, and Horn have been nominated for election by the holders of Class A Common Stock, and the remaining persons have been nominated for election by the holders of Class B Common Stock.

Messrs. Gardner, Barrett, Kropf and Wilson were the executive officers of the Company as of December 31, 1997. Officers are elected annually by the Board of Directors at the Annual Meeting of Directors held immediately following the Annual Meeting of Shareholders. Except as otherwise noted below, each of the Company's executive officers has served as such since 1979.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.
The Management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of Management, the nominees intend to serve the entire term for which election is sought.

There are no family relationships by blood, marriage, or adoption between any director or executive officer, except Mr. Schrock who is Mr. Barrett's brother-in-law. Mr. Rice Tilley is a member of the law firm of Law, Snakard & Gambill, a Professional Corporation, which performed legal services for the Company during 1997.

Only nine nominees for director are named, even though the Company's bylaws allow a maximum of fifteen, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors. The proxies given by the Class A Shareholders cannot be voted for more than three persons and the proxies given by Class B shareholders cannot be voted for more than six persons. The information set forth below with respect to each of the nominees has been furnished by each respective nominee.


                                            Served as
                                            Executive        Positions With
Name, Age, and Business Experience        Officer Since         Company
------------------------------------------------------------------------------
Herbert M. Gardner, 58                        1979           Chairman of the
Senior Vice President of Janney                              Board, President
Montgomery Scott Inc., investment
bankers, since 1978; Chairman of the
Board of the Company since 1979 and
President since 1992; Nu Horizons
Electronics Corporation, Director,
an electronic component distributor;
Transmedia Network, Inc., Director,
a company that markets a charge card
offering savings to the company's card
members at participating restaurants
and also provides savings on the
purchase of certain other products
and services; Hirsch International
Corporation, Director, importer of
computerized embroidery machines,
supplies, and developer of embroidery
machine application software and
provider of other value-added services
to the embroidery industry; TGC
Industries, Inc., Director, a company
engaged in the geophysical services
industry; American Country Holdings
Company, Inc., Director, a property
and casualty insurance holding company
with focus on transportation and
hospitality markets; Inmark Enterprises,
Inc., Director, a marketing and sales
promotion company.

Omer G. Kropf, 56                             1984           Executive Vice
Executive Vice President of the Company                      President
since August 1985; President and Chief
Executive Officer of Supreme Corporation, a subsidiary of the Company, since
January 19, 1984.

William J. Barrett, 58                        1979           Secretary and
Senior Vice President of Janney                              Assistant
Montgomery Scott Inc., investment bankers,                   Treasurer
since 1976; Secretary and Assistant
Treasurer of the Company and a Director
since 1979; TGC Industries, Inc., a
Director since 1986, a geophysical
services company; and Director
American Country Holdings Company, Inc., a property and casualty insurance holding company with focus on transportation and hospitality markets.


                                            Served as
                                            Executive        Positions With
Name, Age, and Business Experience        Officer Since         Company
------------------------------------------------------------------------------
Robert W. Wilson, 53                          1990           Executive Vice
Treasurer, Executive Vice President,                         President,
and Chief Financial Officer of the                           Treasurer and
Company since December 1992; Vice                            Chief Financial
President of Finance of Supreme                              Officer
Corporation since 1988.

Robert J. Campbell, 66                        1979           None
Chief Executive Officer of TGC Industries,
Inc., since March 1996, a company engaged in the geophysical services industry, since
July 1993 to July 1996; Chairman of the
Board and Chief Executive Officer of TGC
Industries, Inc. from July 1986 to July 1993.
Prior to such time, President and Chief
Executive Officer of the Company for more than five years.

Dr. Thomas Cantwell, 70                       1979           None
1978 to present, independent oil and gas consultant and personal investor; September
1987 to present, President of Technical
Computer Graphics, Inc., a software/hardware integrator in the computer graphics field;
October 1992 to present, Director of
Discreet Logic, Inc., a software development company. 1997 to Present, Director,
Paradigm Entertainment Inc., a company that produces and sells entertainment software;
1997 to present, Director, Locus Speech, Inc., a company in the voice recognition and computer telephoning fields.

H. Douglas Schrock, 49                        1990           None
President of Smoker Craft, Inc., a pleasure boat manufacturer, since 1978; President of Earthway Products, Inc. a gardening supplies manufacturer; Executive Vice
President of Goshen Sash and Door Company, a distributor of windows and doors;
Director of Society Bank of Indiana.


                                            Served as
                                            Executive        Positions With
Name, Age, and Business Experience        Officer Since         Company
-------------------------------------------------------------------------------
Rice M. Tilley, Jr., 61                       1981           None
Member of the law firm of Law, Snakard
& Gambill, a Professional Corporation,
since 1965.

Rick L. Horn, 45                              1995           None
Vice President of Sales and Marketing
of Supreme Corporation since September
1994, a position held from May 1980 to
January 1988; President and Chief
Executive Officer of Iowa Mold Tooling
Company, a manufacturer of truck mounted cranes from July 1991 to August 1994;
President of Stahl - A Scott Fetzer
Company, a manufacturer of utility and
service truck bodies from January 1988
to July 1991; and various sales and
marketing positions with Holiday Rambler
Corporation, a recreational vehicle
manufacturer, from June 1975 to January
1980.


               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee comprised of Dr. Cantwell and Messrs. Gardner, Barrett, and Kropf, an Audit Committee comprised of Messrs. Tilley, Schrock and Campbell, and a Stock Option Committee comprised of Dr. Cantwell and Messrs. Gardner and Barrett.

The Executive Committee, which met four times during the fiscal year ended December 31, 1997, is charged by the Company's bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Audit Committee met twice during the fiscal year ended December 31, 1997. The purpose and functions of the Audit Committee are to recommend the appointment of independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Stock Option Committee met twice during the year. The Committee is responsible for awarding Stock Options to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Board of Directors does not have nominating or compensation committees.

During the fiscal year ended December 31, 1997, the Board of Directors held three special meetings in addition to its regular meetings. All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.


                            EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company and its subsidiaries for services rendered during the last three fiscal years to the Company's chief executive officer and each of the most highly compensated executive officers of the Company whose cash compensation exceeds $100,000.

                          Summary Compensation Table

                       Annual Compensation
Name and             _______________________    Long Term       All Other
Principal Position   Year  Salary $  Bonus $  Compensation  Compensation $ (4)
------------------------------------------------------------------------------
Herbert M.           1997 $ 108,000 $ 76,548       ---             ---
Gardner (1)          1996   108,000   97,134       ---             ---
Chairman of the      1995   108,000   80,025       ---             ---
and President

William J.           1997   108,000   76,548       ---             ---
Barrett (1)          1996   108,000   97,134       ---             ---
Secretary and        1995   108,000   80,025       ---             ---
Assistant Treasurer

Omer G. Kropf (2)    1997   210,000  470,000       ---            6,639
Executive Vice       1996   210,000  432,193       ---            4,576
President            1995   210,000  421,000       ---            3,320

Robert W.            1997   107,000   96,000       ---            3,781
Wilson (3)           1996   104,000  100,000       ---            2,236
Treasurer,           1995   100,000   90,000       ---            1,064
Executive Vice
President and Chief
Financial Officer

(1) On January 1, 1993, the Company entered into three-year consulting agreements commencing on January 1, 1993 with Mr. Gardner and Mr. Barrett for financial and advisory consulting services. On September 22, 1994 the Board of Directors approved an amendment to the contracts so that on December 31st of each year the contracts will be extended for an additional year so as to have a term ending three years thereafter. The terms of the agreement call for Mr. Gardner and Mr. Barrett to receive annual consulting fees of $84,000 in 1993, $96,000 in 1994 and $108,000 in 1995 and thereafter, plus a cash incentive performance fee in the amount of $36,000 if the pre-tax earnings of the Company exceed $2,000,000 plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

(2) On May 1, 1993, the Company entered into a five-year employment contract with Mr. Kropf through April 30, 1998. The terms of this agreement provide for a minimum base salary of $190,000 per year plus a bonus subject to approval by the Board of Directors, based upon the Company's pre-tax operating performance.


(3) On January 1, 1998 the Company entered into a three-year employment contract with Mr. Wilson through December 31, 2000. The terms of the agreement provide for a minimum base salary of $100,000 per year plus a bonus subject to approval by the Board of Directors, based upon the Company's pre-tax operating performance.

(4) Includes the Company's matching contribution to its Section 401 (k) Retirement Plan and payment of premiums for disability and life insurance coverage for the named executive.


                           Director Compensation

Outside directors are paid $600 per regular board meeting attended and an additional $6,000 annually. Members of the Audit Committee are paid $600 per meeting. Non-employee members of the Executive Committee are paid $2,000 per month. Each Director is reimbursed for out-of-pocket expenses incurred in attending Board or Committee meetings.


             Aggregate Option/SAR Exercises in Last Fiscal Year
                   and Fiscal Year-End Option/SAR Values

The following table sets forth certain information regarding the year-end value of Options held by the Company's executive officers during the fiscal year ended December 31, 1997. No options were exercised by the Company's executive officers during the year. There are no stock appreciation rights outstanding.


                                                                   Value of
                                                  Number of      Unexercised
               	                                 Unexercised     In-the-Money
                                                 Options at     Options at the
                  Shares          Value         the Year-End  	  Year-End (1)
                 Acquired        Realized        Exercisable/     Exercisable/
Name            On Exercise     At Exercise     Unexercisable    Unexercisable
------------------------------------------------------------------------------
Omer G. Kropf      ---             ---         35,463  10,290  $ 151,540   ---
Robert W. Wilson   ---             ---          7,900   3,675     32,352   ---

(1) The value of outstanding options is based on the December 31, 1997 closing stock price which was $9.00.


           The Board of Directors Report on Executive Compensation

The Company's compensation policy and annual compensation applicable to the Company's executive officers are the responsibility of the Board of Directors. Executive officers of the Company who are also members of the Board do not participate in setting their own compensation. The Board of Directors reviews the individual performance of each executive officer and the financial performance of the Company. The Board also takes into account salary levels, bonus plans, stock incentive plans and other compensation packages made available to executive officers of companies of similar size and nature. The Board of Directors considers the Company's compensation policy in light of Section 162(m) of the Internal Revenue Code of 1986 and related regulations regarding the deductibility of certain compensation. No executive has received compensation which is non-deductible under such Section; however, the Board of Directors may determine to pay compensation which is non-deductible in certain circumstances. In accordance with the above compensation policy, the Board of Directors has established certain compensation arrangements as set forth below.

The Board has approved Consulting Agreements between the Company and Mr. Herbert M. Gardner, Chairman of the Board and President of the Company, and Mr. William J. Barrett, Secretary and Assistant Treasurer of the Company. These Consulting Agreements went into effect January 1, 1993, and, as amended, continue through December 31, 2000. In consideration of services to be provided to the Company, the Consulting Agreements provide for Messrs. Gardner and Barrett to each receive (in addition to certain fringe benefits):
(1) a monthly fee of $7,000 during 1993, $8,000 during 1994, and $9,000 during 1995 and in each year thereafter (which monthly payments are to be offset by all other fees paid to Messrs. Gardner and Barrett, respectively, for serving as members of the Board of Directos and any committee of the Company and it's subsidiaries): and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

The Company's wholly-owned subsidiary, Supreme Corporation, has entered into an Employment Contract with Mr. Omer G. Kropf employing Mr. Kropf as President of Supreme Corporation (Mr. Kropf is also an Executive Vice President of the Company). The Employment Contract is for a term of five years beginning on May 1, 1993, and ending on April 30, 1998. In consideration of his services rendered as President of Supreme Corporation, the Employment Contract provides that Supreme Corporation will pay to Mr. Kropf (in addition to certain fringe benefits) a minimum base salary of $190,000 per year plus a pre-tax incentive bonus if earned under Supreme Corporation's Bonus Payment Plan. Under this Plan, an amount equal to ten percent (10%) of Surpeme Corporation's pre-tax profits is (subject to Board approval) placed into a bonus pool which is then allocated among, and is distributed to, Supreme Corporation's key executives. The allocation of such bonus pool is approved by the Board of Directors based upon an analysis of the contributions of key executives to the Company's financial performance and a consideration of Management's recommendation as to an appropriate allocation to reward such contributions.


The Company's wholly-owned subsidiary, Supreme Corporation, has also entered into an Employment Contract with Mr. Robert W. Wilson employing Mr. Wilson as Vice President of Finance, Treasurer and Assistant Secretary of Supreme Corporation (Mr. Wilson is also Executive Vice President, Treasurer and Chief Financial Officer of the Company). The Employment Contract is for a term of 3 years beginning January 1, 1998 and ending December 31, 2000. In consideration of his services rendered as Executive Vice President, Treasurer and Chief Financial Officer of the Corporation, the Employment Contract provides that Supreme Corporation will pay to Mr. Wilson (in addition to certain fringe benefits) a minimum base salary of $100,000 per year plus a pre-tax incentive bonus if earned under Supreme Corporation's Bonus Payment Plan described in the preceding paragraph.


                          The Board of Directors

          William J. Barrett                  Omer G. Kropf
          Robert J. Campbell                  H. Douglas Schrock
          Thomas Cantwell                     Rice M. Tilley, Jr.
          Herbert M. Gardner                  Robert W. Wilson
                                              Rick L. Horn


                             Stock Option Plans

1992 Stock Option Plan

On April 7, 1992, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 1992 Stock Option Plan. The plan was approved by the shareholders at the annual meeting held on June 11, 1992. The following paragraphs summarize certain provisions of the 1992 Stock Option Plan and are qualified in their entirety by reference thereto. The 1992 Stock Option Plan provides for the granting of options (collectively, the "1992 Options") to purchase shares of the Company's Class A Common Stock to cetain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 1992 Stock Option Plan authorizes the granting of options to acquire up to 363,825 (adjusted for all subsequent stock dividends) shares of Class A Common Stock, subject to certain adjustments described below. Subject to limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1992 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including 16 officers of the Company (5 of whom are also directors), who, in managements's opinion, would be considered eligible to receive grants under the 1992 Stock Option Plan, although fewer employees may actually receive grants. At December 31, 1997 187,663 options were outstanding under this plan, of which 150,182 were exercisable.

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

Authority to administer the 1992 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1992 Stock Option Plan, the Committee has the authority, in its discretion, to award 1992 Options and to determine the terms and conditions (which need not be identical) of such 1992 Options, including the persons to whom, and the time or times at which, 1992 Options will be awarded, the number of 1992 Options to be awarded to each such person, the exercise price of any such 1992 Options, and the form, terms and provisions of any agreement pursuant to which such 1992 Options will be awarded. The 1992 Stock Option plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 1992 Option in connection with the exercise thereof. Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 1992 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 1992 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award.

Payment for Class A Common Stock issued upon the exercise of a 1992 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the holder of the 1992 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such holder a new 1992 Option for a number of shares equal to the number of shares delivered by such holder to pay the exercise price of the previous 1992 Option having an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of such exercise. A 1992 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

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

The duration of each 1992 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 1992 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1992 Option, and the exercise price of each outstanding 1992 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers of condsolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such holder's 1992 Options then outstanding to terminate, but such holder shall have the right, immediately prior to such transaction, to exercise such 1992 Options without regard to the period and installments of exercisable applicable pursuant to such holder's option agreement.

The 1992 Stock Option Plan will terminate on April 7, 2002, or on such earlier date as the Board of Directors may determine. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

The 1992 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 1992 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 1992 Options, (c) decreases the price at which ISOs may be granted,
(d) removes the administration of the 1992 Stock Option Plan from the Committee, or (e) without the consent of the affected holder, causes the ISO's granted under the 1992 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code to no longer to satisfy such requirements.


                         401 (k) Retirement Plan

The Company has a Section 401 (k) Retirement Plan (the "Retirement Plan") which offers employees tax advantages pursuant to Section 401 (k) of the Internal Revenue Code. During the year ended December 31, 1997, all of the employees of the Company and one of its subsidiaries (collectively, the "Employer") were eligible to participate in the Retirement Plan if they had reached the age of 21 and had been employed by the Employer for at least one full calendar year. Under the terms of the Retirement Plan, a participant may elect to defer up to 15% of his compensation. Through February 1994, the Company contributed ten cents on each dollar of the first 6% of compensation contributed by participants. On February 4, 1994, the Board of Directors approved an increase to fifteen cents on each dollar of the first 6% of compensation contributed by participants effective March 1, 1994. On
August 29, 1997, the Board of Directors approved an increase to twenty-five cents on each dollar of the first 6% of compensation contributed by participants effective December 1, 1997. Payments are made by the Company and the Participants, the latter by means of a payroll deduction program. Within specified limits, a participant has the right to direct his or her savings into certain kinds of investments. The total aggregate amount of the Company's contribution for Messrs. Kropf and Wilson was $1,425 respectively, and for all executive officers as a group was $2,850.


                        Stock Price Performance

The following Stock Performance Graph shows the changes over the past five year period in the value of $100 invested in: (1) the Company's Class A Common Stock, (2) the American Stock Exchange Market Value Index, and (3) the common stock of the peer group of companies comprising the Dow Jones - Transportation Equipment Sector. The Transportation Equipment Sector is principally comprised of manufacturers of rail cars, buses and commercial land vehicles, including trucks and truck parts. The year-end values of each investment are based on share price appreciation and the reinvestment of dividends. The stock price performance shown below is not necessarily indicative of future performance.

                Comparison of 5-Year Comulative Total Return

Performance Table for Supreme Industries, Inc.

                   12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
Supreme              $100      $143      $152      $234      $159      $277
Industries, Inc.

Dow Jones-           $100      $108      $ 90      $ 86      $111      $167
Transportation
Equipment Sector

American Stock       $100      $120      $109      $137      $146      $177
Exchange Market
Value Index


                        Transactions With Management

As part of its original acquisition on January 19, 1984, of the specialized truck body manufacturing business now being operated by it, Supreme Corporation acquired an option to purchase certain real estate and improvements, at its Goshen, Indiana, and Griffin, Georgia facilities, leased to it by lessors controlled by the sellers of such business (one of whom is Omer G. Kropf). The option agreement provided that the option would expire on January 8, 1989, and that, prior to that time, it could be assigned to either or both of William J. Barrett and Herbert M. Gardner, members of the Company's Board of Directors.

On July 25, 1988, Supreme Corporation assigned the option (with the consent of the grantors of the option) to a limited partnership (the "Partnership"). The general partner of the Partnership is Supreme Corporation, and the limited partnership interests therein are owned (directly or indirectly) by individuals including Mr. Barrett, Mr. Gardner, Mr. Kropf, Dr. Cantwell, and Mr. Campbell, all of whom are members of the Company's Board of Directors.

In a transaction consummated on July 25, 1988, the Partnership exercised the option and purchased all of the subject real estate and improvements. Also on July 25, 1988, the Partnership and Supreme Corporation entered into new leases covering Supreme facilities in Goshen, Indiana and Griffin, Georgia at initial rental rates equivalent to those paid pursuant to the lease agreements with the prior lessors. The leases granted to Supreme Corporation certain options to purchase the properties for an aggregate initial price of $2,765,000 (subject to increases after the first year based upon increases in the Consumer Price Index). During the current fiscal year ending
December 31, 1998, Supreme Corporation is obligated to pay approximately $474,000 in minimum annual lease payments to the Partnership.

In order to carry out the purchase of the subject real estate and improvements, the Partnership borrowed from a bank $2,363,000 collateralized by mortgages on such real estate, a security interest in specified personal properties, and the assignments of the leases. The initial capital contribution of the Partnership's limited partners covered the balance of the purchase price.

Mr. Kropf, Executive Vice President and Director of the Company, is also President of Ideal Transportation and secretary-treasurer of Quality Transportation. In addition, Mr. Kropf is the sole shareholder of both Ideal and Quality Transportation. The Company's Subsidiary, Supreme Corporation, purchases delivery services from Quality and Ideal in the ordinary course of business. During the year ended December 31, 1997, Supreme Corporation purchased delivery services of $2,147,000 and $5,400 from Quality and Ideal, respectively. All purchases were without special terms or conditions and were as favorable as those that the Company could have obtained from non affiliated third parties.


                       INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as auditors for the Company during the ensuing year. The Firm of Coopers & Lybrand L.L.P. has served as auditors for the Company since October 1990.
It is expected that a representative of Coopers & Lybrand L.L.P. will be present at the shareholders' meeting with the opportunity to make a statement if he desires to do so and also will be available to respond to appropriate questions at the meeting.

The Company's Board of Directors recommends that you vote FOR ratification of the selection of Coopers & Lybrand L.L.P. as the Company's auditors for the fiscal year ending December 31, 1998.


                               OTHER MATTERS

The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.


                          SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company's Annual Meeting of Shareholders in 1999 must be received by the Company at its principal executive offices in Goshen, Indiana, on or before December 1, 1998 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.


                          FINANCIAL STATEMENTS

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, is enclosed herewith.

A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE TREASURER, SUPREME INDUSTRIES, INC., P.O. BOX 237, 65140 U.S. 33 EAST, GOSHEN, INDIANA 46528


                                     By Order of the Board of Directors


Goshen, Indiana
March 30, 1998                       William J. Barrett


                       CLASS A COMMON STOCK PROXY
                        SUPREME INDUSTRIES, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF SHAREHOLDERS
                              May 12, 1998


The undersigned hereby appoint(s) Robert W. Wilson, Herbert M. Gardner and Rice M. Tilley, Jr., or any of them, each with full power of substitution, as proxies, to vote all Class A Common Stock in Supreme Industries, Inc. which the undersigned would be entitled to vote on all matters which may come before the 1998 Annual Meeting of Shareholders of the Company and any adjournments thereof.





                     (TO BE SIGNED ON REVERSE SIDE)



     Please mark your
 X   votes as in this
     example.                  1 10029000006                2302 0033000000 1

     001-000094

The Board of Directors recommends a vote FOR each of the following items:

1.  Election of  Directors:
___ For all nominees   ___ Withhold authority   Nominees:  H. Douglas Schrock
    listed at right        to vote for the                 Rice M. Tilley, Jr.
    except as marked       nominees listed at              Rick L. Horn
    to the contrary        right
    below

INSTRUCTIONS:  To withhold authority to vote for
               any individual nominee, vote for
               all nominees and write that nominee's
               name on the line below.


               _______________________________________


2.  RATIFICATION OF SELECTION       __ FOR    __ AGAINST   __ ABSTAIN
    OF COOPERS & LYBRAND L.L.P.
    AS INDEPENDENT AUDITORS.

    RETURNED PROXY CARDS WHEN PROPERLY EXECUTED WILL BE VOTED:
    (1) AS SPECIFIED ON THE MATTER(S) LISTED ABOVE; (2) IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS WHERE A CHOICE IS NOT
    SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE
    PROXIES ON ANY MATTERS THAT MAY PROPERLY COME BEFORE THE
    MEETING.

    PLEASE DATE AND SIGN AS SHOWN HERE AND MAIL PROMPTLY IN THE
    ENCLOSED ENVELOPE.


SIGNATURE(S)  ________________________________      DATE __________________
Note: Executors, trustees, and others signing in a representative capacity should indicate their names and capacity in which they sign.
